Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made Sept. 21, 2016 ("hereinafter referred to as the "Effective Date''), ABCO Energy, Inc. (herein referred to as the "Company'') (herein referred to as the "Company") and Joshua Tyrell (hereinafter referred to as "Consultant'') engaged in providing services related to ongoing business development.

WITNESSETH:

WHEREAS, the Company requires assistance in providing services related to business development. The Company desires to engage with the Consultant to provide such services as an independent contractor consultant;

WHEREAS, the Consultant is desirous of providing such services to the Company as further delineated and on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, agree as follows:

1.          Appointment. The Company hereby appoints the Consultant as its corporate consultant, on an independent contractor and non-exclusive basis and hereby retains and engages the Consultant on the terms and conditions set forth in this Agreement. Consultant accepts such appointment and agrees to perform the services upon the terms and conditions of this Agreement.

2.          Term. The term of this Agreement shall begin on the date of the Effective Date, to a 6 months period, consecutively, from the Effective  Date: Sept. 21, 2016.

3.          Services. The Consultant shall, generally, on a non-exclusive basis, as a corporate consultant. The Consultant will provide and assist in business development. The Consultant will provide all the activities involved in realizing new business opportunities, including product/ service design, business model design, and product/service exposure.  When looking at the business, the Consultant will look at economics, finance, managerial activities, competition, prices, product/service exposure, etc. Duties also includes the development of the Company. through technological improvement, cost reduction, general welfare, improved relations, and movement in a (positive) direction.

4.          Limitations on Services. The parties  recognize  that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, in-house "due diligence" or ''compliance" departments of stock brokerage firms, etc. Accordingly, the Consultant agrees that:

a.) the Consultant shall not release any financial or other information or data about the Company without the express prior consent and approval of the Company, which consent and approval shall be evidenced by the signature of the Company's President or Chief Executive Officer on such proposed release;

b.) the Consultant shall not conduct any meetings with any prospective financial investors without the express prior consent and approval of the Company of the proposed meeting and the format or agenda of such meeting, in which case, if approved, the Company may elect to have a representative attend such meeting;

c.) the Consultant shall not release any information or data about the Company to any selected or limited person(s), entity, or group if the Consultant is aware that such information or data has not been previously generally released or promulgated.

5.          Duties of the Company. During the Term:

a) As the Company deems appropriate, the Company shall supply the Consultant, on a regular and timely basis with all Company approved data and information about the Company, its management, its products and/or services and its operations and the Company shall use reasonable efforts to advise the Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to the Consultant so that the Consultant may take corrective action.

6.          Representations and Indemnification.

a.) All material facts, material, information, and data ["Material Information"] which it supplies to the Consultant as of the date it supplies to the Consultant, such Material Information shall be, to the best knowledge of the Company, true and correct. The Company acknowledges its awareness that the Consultant will rely on such representation in disseminating such information and otherwise performing its financial public relations functions hereunder.

b.) The Consultant will regularly consult with the Company in order to ensure that it has current and accurate accurate Material Information pertaining to the Company. The Consultant will not use, disclose, sell, publish or otherwise make available any information pertaining to the Company in any manner or to any person for any purpose other than as expressly provided for herein and will comply in all respects with all applicable federal and state securities laws, rules and regulations in perfo1ming its duties hereunder, including but not limited to making appropriate public disclosures concerning its compensation hereunder and concerning its acquisition, if at all, of shares of the Company’s common stock i n open market transactions, or otherwise.

c.) The Company hereby agrees to indemnify the Consultant, its officers, directors, employees and agents (collectively, the "Consultant Indemnitees"') from and against, and to hold each of the Consultant Indemnitees harmless from, any claims, demands, suits, loss, damages (including reasonable attorney's fees and costs) relating to any materially inaccurate Material Information it supplied to the Consultant if it was materially inaccurate at the time it was supplied, provided such Material Information was used by the Consultant in accordance with the express terms hereof.

d.) The Consultant will indemnify the Company, its officers, directors, employees and agents (collectively, the "Company Indemnitees"') from and against, and hold each of the Company Indemnitees harmless from, any claims, demands, suits, loss, damages (including reasonable attorney's fees and costs) arising out of or relating to any breach by the Consultant of its obligations hereunder or as a result of its negligence or misconduct in disseminating Material Information regarding the Company or otherwise in its provision of services to the Company.

7.          Compensation: Fees and Expenses. In consideration for the services to be provided by the Consultant pursuant to the terms and conditions hereof, the Consultant shall be paid by the Company, as follows and The Company understands that fees are non-refundable and binding upon signature:

One Million Five Hundred Thousand (1,500,000) shares of Free Trading ABCE Stock, payable immediately, from the Effective Date ["FTAS"]

8.          Attorneys' Fees and Costs. The prevailing party in any action and/or proceeding arising out of or relating to this Agreement shall be entitled to recover from the other party all reasonable attorneys' fees and costs incurred.

9.          Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

10.          Assignment. This Agreement and the rights and obligations hereunder may not be assigned by either party hereto without the prior express written consent of the other party hereto. Notwithstanding the foregoing, it is expressly understood and agreed that the Consultant may retain the services of third parties to research, conduct due diligence and write research and related reports about the Company which may be utilized by the Consultant in performing its obligations hereunder. The rights and obligations of the parties under this Agreement shall insure to the benefit of, and shall be binding upon , the successors and permitted assigns of the parties hereto.

11.          Notices. Any notice required or permitted to be given under this Agreement or pursuant hereto shall be in writing and shall be deemed given and shall be effective upon receipt if delivered by hand, or sent by certified or registered USA mail, postage prepaid  and return receipt requested, or by prepaid overnight express service or via telecopier (upon receipt by the sender of a printed confirmation of such transmission). Notices shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that such notice shall be effective only upon receipt thereof):

If to Company:                     ABCO Energy, Inc

2100 North Wilmot,# 211

Tucson, Arizona 85712

If to Consultant:
Joshua Tyrell
Tax ID: ###-##-####
2320 La Costa Ave. Suite C
Carlsbad, CA 92009

12.          Entire Agreement. Titles and Headings: Execution in Counterparts. This Agreement contains the entire agreement of the parties hereto and may be modified or changed only by an agreement in writing, signed by the party against whom enforcement of any modification or change is sought. If any provision of this Agreement is declared void, such provision shall be deemed severed by this Agreement, which shall otherwise remain in full force and effect. Titles and headings to paragraphs are for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement. This Agreement may be executed in counterparts and via facsimile.

15.          Governing Law. Jurisdiction, Venue. This Agreement shall be governed by and construed solely in accordance with the laws of the State of Delaware without giving effect to conflict of law principles.

16.          Interpretation; Rule of Construction That Ambiguities are to Construed Against the Drafter Not Applicable. The parties to this Agreement acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel, and therefore agree that the rule of construction that ambiguities shall be construed against the drafter shall not be applicable.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first set forth  above.

Consultant:

/s/ Joshua Tyrell
By: Joshua Tyrell
Consultant

Company:

ABCO Energy, Inc.

By: /s/ Charles O’Dowd
Charles O’Dowd, President and CEO
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